                                                                    Exhibit 10.2

                       STOCK APPRECIATION RIGHTS AGREEMENT

                                Non-transferable

                                  G R A N T T O

                                -----------------
                                   ("Grantee")

          by Seacoast Banking Corporation of Florida (the "Company") of
                    Stock Appreciation Rights with respect to

                            ------------------------

            shares of its common stock, $0.01 par value (the "SARs") having a base value of $_______ per share (the "Base Value")

pursuant to and subject to the provisions of the Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan (the "Plan") and to the terms and conditions set forth on the following pages of this award agreement (this "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated in accordance with the Plan, the SARs shall vest (become non-forfeitable) in accordance with the following schedule, provided that Grantee is employed by the Company or an Affiliate on such date:

                      Date                            Percentage of Shares Vesting
                      ----                            ----------------------------
          1st Anniversary of Grant Date                             0%
          2nd Anniversary of Grant Date                            25%
          3rd Anniversary of Grant Date                            50%
          4th Anniversary of Grant Date                            75%
          5th Anniversary of Grant Date                           100%


By accepting this award, Grantee shall be deemed to have agreed to the terms and conditions of this Agreement and the Plan.

       IN WITNESS WHEREOF, Seacoast Banking Corporation of Florida, acting by and through its duly authorized officers, has caused this Agreement to be executed as of _____, 2006.

                             SEACOAST BANKING CORPORATION OF FLORIDA

                                    By:
                                       -----------------------------------------
                                         Its:  Authorized Officer

                                    Accepted by Grantee:
                                                         -----------------------

TERMS AND CONDITIONS

1. Base Value and Benefit. The Base Value of each SAR is equal to the Fair Market Value of a share of Stock on the Grant Date. Each SAR entitles Grantee to receive from the Company upon the exercise of the SAR an amount, payable in shares of Stock, equal to the excess, if any, of (a) the Fair Market Value of one share of Stock on the date of exercise, over (b) the Base Value per share (the "Appreciation Value"). The number of shares of Stock delivered to Grantee upon exercise shall be determined by dividing the Appreciation Value by the Fair market Value as of the date of exercise and rounding to the nearest whole shares.

2. Vesting of SARs. The SARs shall vest (become exercisable):

     (a) As to the percentage of the SARs specified on the face of this Agreement, on the dates specified thereon; or

     (b)  Termination of Grantee's employment by reason of death or Disability;
          or

     (c) Upon the effective date of a Change of Control of the Company (as defined in Exhibit A hereto).

3. Term of SARs and Limitations on Right to Exercise. The term of the SARs is a period of ten years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the "Expiration Date"). To the extent not previously exercised, the SARs will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

     (a) Three months after the termination of Grantee's employment for any reason other than as provided in paragraph (b) or (c) below; provided, however, that if Grantee's employment is terminated by the Company for cause (as determined by the Company), the SARs shall (to the extent not previously exercised) lapse immediately.

     (b) Twelve months after the date of the termination of Grantee's employment by reason of Disability.

     (c) Twelve months after the date of Grantee's death, if Grantee dies while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the SARs otherwise lapse. Upon Grantee's death, the SARs may be exercised by Grantee's beneficiary designated pursuant to the Plan.

The Committee may at any time in its sole discretion, provide for accelerated vesting of the SARs upon any other termination of employment of Grantee If Grantee or his or her beneficiary exercises an SAR after termination of employment, the SARs may be exercised only with respect to the SARs that were otherwise vested on Grantee's termination of employment.

4. Exercise of SAR. The SARs shall be exercised by written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time. If the person exercising a SAR is not Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the SAR.

5. Beneficiary Designation. Grantee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of Grantee hereunder and to receive any distribution with respect to the SARs upon Grantee's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Agreement and the Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives Grantee, the SARs may be exercised by the legal representative of Grantee's estate, and payment shall be made to Grantee's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Grantee at any time provided the change or revocation is filed with the Company.

6. Changes in Capital Structure. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust this award to preserve the benefits or potential benefits of this award. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the shares of Stock then subject to this Agreement shall automatically be adjusted proportionately.

7. Withholding. The Company has the authority and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including Grantee's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the SARs. The withholding requirement may be satisfied, in whole or in part, at the election of the Secretary, by withholding from the SAR shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.


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

8. Restrictions on Transfer and Pledge. No right or interest of Grantee in the SARs may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The SARs are not assignable or transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an SAR under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability is appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws. The SARs may be exercised during the lifetime of Grantee only by Grantee or any permitted transferee.

9. Restrictions on Issuance of Shares of Stock. If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the shares of Stock covered by the SARs upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the SARs, the SARs may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

10. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any subsidiary to terminate Grantee's employment at any time, nor confer upon Grantee any right to continue in the employ of the Company or any subsidiary.

11. Nondisclosure of Confidential Information. Grantee recognizes and acknowledges that Grantee will have access to certain trade secrets and other valuable, proprietary and confidential information (individually and collectively "Confidential Information") of the Company and its affiliates and that such information constitutes valuable, special and unique property of the Company and such other entities. Grantee will not disclose or directly or indirectly utilize in any manner such Confidential Information for the benefit of anyone other than the Company during Grantee's employment and for a period of two years after such employment terminates. To the extent any Confidential Information is required to be disclosed under applicable law or to any governmental authority, Grantee shall use his or her best efforts to protect and preserve their confidentiality and prevent their further disclosure or dissemination. In the event of a breach or threatened breach by Grantee of the provisions of this paragraph, the Company or the employing corporation shall be entitled to an injunction or temporary restraining order restraining Grantee from disclosing, in whole or in part, such Confidential Information. Nothing herein is intended to or shall be construed as limiting or prohibiting the Company or the employing affiliate corporation from pursuing any legal, equitable or other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Grantee's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

12. Amendment. The Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

13. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

14. Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

15. Notice. All notices hereunder shall be sufficiently made if personally delivered to Grantee or sent by regular mail addressed (a) to Grantee at Grantee's address as set forth in the books and records of the Company or any subsidiary, or (b) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Salary and Benefits Committee."

16. Holding Period on Shares. Unless and until Grantee has achieved applicable stock ownership target imposed by the Company, Grantee shall retain the "Net Shares" (as defined below) until such ownership target have been met or until termination of employment, if earlier. Net Shares means Shares in excess of those sold or withheld to satisfy the minimum tax liability upon exercise of the SARs.



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


EXHIBIT A

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

       For the purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events:

         (a) individuals who, at the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

         (b) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities, (B) an acquisition by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below), or (F) a transaction (other than the one described in paragraph (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (b);

         (c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such

Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, and (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

         (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.





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